UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 23, 2008

Commission File Number: 333-142128

MASS PETROLEUM INC.
(Exact Name of Registrant as Specified in Charter)

NEVADA
(state or other jurisdiction of incorporation or organization)

Suite 507, 700 West Pender Street
Vancouver British Columbia Canada V6C 1G8
(Address of principal executive offices)

604-688-6380
Issuer’s telephone number

LAUD Resources Inc.
(Former name of Registrant, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of June 23, 2008, the registrant, LAUD Resources Inc. filed an Amendment to its Articles of Incorporation with the Secretary of State of Nevada to change its name to MASS Petroleum Inc. Due to an administrative delay on the part of the NASDAQ to assign a new ticker symbol to the registrant; the registrant will continue to carry on business under its former name, LAUD Resources Inc., until such time as it is assigned a new symbol.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2008	LAUD Resources Inc.
(Registrant)

By: /s/ Jordan Shapiro Secretary, Director